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EXHIBIT 10.3

            ACTION WITH RESPECT TO 2001 EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                               SSP SOLUTIONS, INC.

         By unanimous written consent of the board of directors of SSP Solutions, Inc., a Delaware corporation (the "Corporation"), dated December 31, 2001, the Corporation's board of directors approved the following amendments to the Corporation's 2001 Employee Stock Purchase Plan ("ESPP"):

         1. Section 2(p) of the ESPP was amended to read in full as follows:

                  "(p) "Offering Period" means the six consecutive-month period commencing on each January 1 and July 1 during the term of this Plan and during which payroll deductions will be made from the Compensation of Eligible Employees who become Participants in the Plan; provided, however, that the initial Offering Period shall commence on February 1, 2002 and end on June 30, 2002."

         2. Section 5 of the ESPP was amended to read in full as follows:

                  "5. Offering Periods. During the term of this Plan, the Company will offer Stock Purchase Rights to purchase Shares to all Participants during each Offering Period. Each Stock Purchase Right shall become effective on the Grant Date. The term of each Stock Purchase Right shall be six months (except with respect to Stock Purchase Rights granted to Participants during the first Offering Period, the term of which shall be five months) and shall end on the Exercise Date. The first Offering Period shall commence on February 1, 2002. Offering Periods shall continue until this Plan is terminated in accordance with SECTION 22 or, if earlier, until no Shares remain available for Stock Purchase Rights pursuant to SECTION 4."

         3. Section 2(n) of the ESPP was amended to read in full as follows:

                  "(n) `Fair Market Value' means the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
                  stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be: (A) in the case of the determination of the price per Share of Shares subject to a Stock Purchase Right on a Grant Date, the closing sales price for such stock (or the closing bid, if no sales were reported) on the last trading day prior



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                  to such Grant Date, as quoted on such exchange or system, or
                  (B) in the case of the determination of the price per Share of Shares subject to a Stock Purchase Right on an Exercise Date, the closing sales price for such stock (or the closing bid, if no sales were reported) on such Exercise Date; as provided in
                  SECTION 9(B) hereof or, if such date is not a market trading day, then the last market trading day prior to such date, as applicable, as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable; or (C) in all other cases, the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

                           (ii) If the Common Stock is regularly quoted by a
                  recognized securities dealer but selling prices are not reported, its Fair Market Value shall be (A) in the case of the determination of the price per Share of Shares subject to a Stock Purchase Right on a Grant Date, the mean between the high bid and low asked prices for the Common Stock on the last trading day prior to such Grant Date, as quoted on such exchange or system, or (B) in the case of the determination of the price per Share of Shares subject to a Stock Purchase Right on an Exercise Date, the mean between the high bid and low asked prices for the Common Stock on such Exercise Date; as provided in SECTION 9(B) hereof or, if such date is not a market trading day, then the last market trading day prior to such date, as applicable, as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable; or (B) in all other cases, the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; and

                           (iii) In the absence of an established market for the
                  Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

         The remainder of the ESPP remained in full force and effect.

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                       CERTIFICATE OF ASSISTANT SECRETARY

         The undersigned certifies that:

         (1) The undersigned is the duly appointed and acting Assistant Secretary of the Corporation; and

         (2) The foregoing Action with Respect to 2001 Employee Stock Purchase Plan of the Corporation describes actions taken with respect to the ESPP, as duly adopted and approved by unanimous written consent of the Company's board of directors as of December 31, 2001.

         IN WITNESS WHEREOF, I have hereunto subscribed my name on August 13, 2003.

                                           /S/ THOMAS E. SCHIFF
                                           -------------------------------------
                                           Thomas E. Schiff, Assistant Secretary

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